Exhibit 99.1

NEWS RELEASE
Contact: Ted Marchut, Vice President
Phone Number: (210) 308-8267
http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® Launches Chinese and Russian-language Products

SAN ANTONIO, TEXAS, December 12, 2008 – GlobalSCAPE, Inc. (AMEX: GSB), a leading developer of file transfer solutions, today announced the availability of the latest versions of its CuteFTP® file transfer products in Simplified Chinese and Russian. These latest product localizations follow GlobalSCAPE’s September 2008 announcement of Spanish, German, French, Portuguese, and Turkish versions of the CuteFTP software.

“Our analytics indicate that Chinese and Russian are consistently among the top three native languages spoken by visitors to our website,” stated Ted Marchut, Vice President of Consumer Products. “Our web traffic and trial installations indicate that we have strong brand awareness and interest within the Chinese and Russian-language markets. We look forward to increasing conversions of trial users to customers within this market space.”

About GlobalSCAPE

GlobalSCAPE, Inc. (AMEX: GSB), headquartered in San Antonio, TX, provides managed file transfer (MFT) products to securely exchange critical information over public networks. Since the release of CuteFTP in 1996, GlobalSCAPE’s products have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2007 calendar year, as amended by Form 10-K/A Number 1 filed with the Security Exchange Commission on August 28, 2008.